EXHIBIT 5.1

[Greenberg Traurig, P.A. Letterhead]

December 9, 2004

Pediatrix Medical Group, Inc.
1301 Concord Terrace
Sunrise, Florida 33323-2825

Re: Registration Statement on Form S-8 for the Pediatrix 2004 Incentive Compensation Plan, Pediatrix Medical Group of Puerto Rico Thrift and Profit Sharing Plan and Magella Healthcare Corporation Stock Option and Restricted Stock Purchase Plan

Ladies and Gentlemen:

     On the date hereof, Pediatrix Medical Group, Inc., a Florida corporation (the “Company”), sent for filing with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offering and sale by the Company of (i) 2,000,000 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), pursuant to stock options (“Options”) granted or to be granted under the Company’s 2004 Incentive Compensation Plan (the “2004 Plan”); (ii) 5,000 shares of Common Stock to be issued in connection with the Pediatrix Medical Group of Puerto Rico Thrift and Profit Sharing Plan (the “Puerto Rico Plan”) and an indeterminate amount of Puerto Rico Plan interests and (iii) 59,211 shares of Common Stock pursuant to Options granted under the Magella Healthcare Corporation Stock Option and Restricted Stock Purchase Plan (the “Magella Plan,” and collectively with the 2004 Plan and the Puerto Rico Plan, the “Plans”). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

     In connection therewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of (i) the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company; (ii) records of corporate proceedings of the Company related to the Plans; (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

     Based upon the foregoing examination, we are of the opinion that assuming that (i) the Company maintains an adequate number of authorized and unissued shares of Common Stock available for issuance pursuant to the Plans and (ii) the consideration for the underlying shares of Common Stock issued pursuant to the Options, and the shares of Common Stock issued pursuant to the Puerto Rico Plan, is actually received by the Company as provided in the applicable Plan; the shares of Common Stock issued pursuant to the exercise of Options granted under, and the shares of Common Stock issued pursuant to the Puerto Rico Plan, and in accordance with the terms of the applicable Plan will be duly and validly issued, fully paid and nonassessable.

     This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely, GREENBERG TRAURIG, P.A.
/s/ Ira N. Rosner
By: Ira N. Rosner